SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 2009

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Navy Yard Corporate Center, Three Crescent Drive, Suite 200, Philadelphia, PA                                                                                                                                          19112
(Address of Principal Executive Offices)                                                                                                                                                                                                                (Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On December 22, 2009, Tasty Baking Company (the “Company”) issued a press release announcing the status of the transition to its new bakery within the Philadelphia Navy Yard.  A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.  The information disclosed in this Item 7.01 of this Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or any other document filed with the SEC, except as specifically set forth in such document.

Item 8.01  Other Events.

On December 22, 2009, the Company announced that it is now operating three of the seven production lines at its new bakery within the Philadelphia Navy Yard, and that the operational transition to the new bakery is ahead of schedule and is projected to be complete by spring 2010.

In addition, on December 16, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of the Company took action, and the Board of Directors ratified and approved such action, to clarify a potential ambiguity that existed in a change in control provision contained in certain agreements that provides for a 3% cap on change in control payments to senior executives of the Company.  In particular, change of control benefits payable under Mr. Pizzi’s Amended and Restated Employment Agreement and the Change in Control Agreements between the Company and Messrs. Ridder and Weilheimer and Ms. Bayles are limited by this provision providing that in no event shall the aggregate amount of change of control benefits payable to the senior executives of the Company in the aggregate exceed 3% of the total transaction value for any such change of control.  The action of the Committee and the Board of Directors provided that the value of any unvested equity awards (e.g., restricted stock or stock options) that vest upon a change in control will not be included in the calculation of change in control benefits payable to the senior executives of the Company which are subject, in the aggregate, to the 3% cap.  This action provided direction to the independent accounting firm that is required under the relevant agreements to determine the aggregate amount of benefits payable and the allocation thereof.  This action did not, however, amend the written terms of the relevant agreements.

Item 9.01  Financial Statements and Exhibits.

(d)                 The following exhibits are furnished herewith:

Exhibit 99.1                                Press Release dated December 22, 2009

 “Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein.  There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to lease and fit-out a new facility and relocate thereto, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company’s announcement of and subsequent reduction in workforce, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions.  Other risks and uncertainties that may materially affect the company are provided in the company’s annual report to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q.  Please refer to these documents for a more thorough description of these and other risk factors.  There can be no assurance that the company will succeed in fully transitioning to the new manufacturing facility by spring of 2010 or that estimated operating cash savings will be realized.  The company assumes no obligation to update publicly or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: December 22, 2009	/s/ Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief
Financial Officer